EXHIBIT II

                                 [FORM OF NOTE]

                                 PROMISSORY NOTE

$25,000,000.00                                                New York, New York
                                                                December 4, 1998

     FOR VALUE RECEIVED, SMARTALK TELESERVICES, INC., a Delaware Corporation ("Company"), promises to pay to FLETCHER INTERNATIONAL LIMITED ("Payee") or its assign, the lesser of (x) TWENTY-FIVE MILLION DOLLARS ($25,000,000.00 ) and (y) the unpaid principal amount of all advances made by Payee to Company as Loans under the Credit Agreement referred to below at the Maturity Date (as defined in the Credit Agreement).

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and between Company and the Payee.

     This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at such place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

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     Whenever  any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

     This Note is subject to mandatory prepayment as provided in subsection 2.4B(ii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     This Note is secured pursuant to the Collateral Documents.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in subsection 9.17 of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

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     IN WITNESS  WHEREOF,  Company has caused this Note to be duly  executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        SMARTALK TELESERVICES, INC.

                                        By: __________________________
                                            Name:
                                            Title: